UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 21, 2023

Bluejay Diagnostics, Inc.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41031	47-3552922
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

360 Massachusetts Avenue, Suite 203

Acton, MA 01720

(Address of principal executive offices and zip code)

(844) 327-7078

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BJDX	The Nasdaq Stock Market LLC

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting of Stockholders of Bluejay Diagnostics, Inc. (the “Company”) held on June 14, 2023 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of the Company’s common stock, par value $0.0001 per share, with the ratio to be determined by the Board of Directors (the “Board”) of the Company, at ratios of 1-for-5, 1-for-10, 1-for-20 or 1-for-25, respectively, and reduce the number of authorized shares of Common Stock under the Charter from 100,000,000 shares to 30,000,000, 15,000,000, 7,500,000 and 6,000,000 respectively. Thereafter, on July 21, 2023, the Company filed a certificate of amendment to its Charter (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement the 1-for-20 reverse split of its common stock (the “Reverse Stock Split”) and to reduce the number of authorized shares of common stock under the Charter from 100,000,000 to 7,500,000. The Reverse Stock Split will be effective as of 12:01 a.m. (Eastern Time) on July 24, 2023, and the Company’s common stock will begin trading on The Nasdaq Capital Market on a post-split basis on July 24, 2023.

As a result of the Reverse Stock Split, every twenty (20) shares of the Company’s issued and outstanding common stock, par value $0.0001, will be converted into one (1) share of common stock, par value $0.0001, reducing the number of issued and outstanding shares of the Company’s common stock from approximately 20,466,890 shares to approximately 1,023,344 shares. The Company’s transfer agent Continental Stock Transfer & Trust Company (“Continental”), will provide instructions to stockholders of record regarding the process of exchanging shares.

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-Reverse Stock Split shares of the Company’s common stock not evenly divisible by twenty (20) will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing their pre-split shares or upon conversion of their shares held in book-entry, to receive a cash payment equal to the average closing price per share of the Company’s common stock during the ten consecutive trading days ending on the trading day that is the second day immediately prior to the date on which the Reverse Stock Split becomes effective, which cash payment shall not accrued, and shall be without, interest.

Continental will be issuing all of the post-split shares through their paperless Direct Registration System, also known as “book-entry form”. Continental will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding equity awards and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plan will be reduced proportionately.

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “BJDX.” The new CUSIP number for the Company’s common stock is 095633301.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on July 21, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

To the extent required by Item 5.07 of Form 8-K, the information regarding the Reverse Stock Split (as defined herein) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On July 21, 2023, the Company issued a press release relating to the matters described in Item 5.03 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bluejay Diagnostics, Inc., filed with the Delaware Secretary of State on July 21, 2023

99.1	Press Release dated July 21, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bluejay Diagnostics Inc.

By:	/s/ Kenneth Fisher
Kenneth Fisher
Chief Financial Officer

Dated: July 21, 2023

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